Exhibit 99.1

Atomera Incorporated Provides Fourth Quarter and Year-End Update

LOS GATOS, CA 03/07/17 Atomera Incorporated ("Atomera" or the "Company") (NASDAQ: ATOM), a semiconductor materials and intellectual property licensing company focused on deploying its proprietary technology into the semiconductor industry, today provided a corporate update and announced results for the fourth quarter and fiscal year ended December 31, 2016.

Fourth Quarter Highlights

•	Signed evaluation agreement with one new top-tier integrated device manufacturer and entered into the engagement and planning phase with four new prospective customers. Atomera’s three earliest potential customers continue evaluation of MST®.

•	Announced a collaboration with Synopsys, Inc., a leading provider of Technology Computer-Aided Design (TCAD) software tools, to integrate MST® into their Sentaurus TCAD models. This collaboration enables companies to model the integration of MST® into their semiconductor process which should shorten the time to adoption of Atomera’s technology.

•	Announced an R&D service agreement with specialty foundry TSI Semiconductors, enabling the Company to run internal wafer experiments resulting in significantly faster cycle times for developing MST® films and integrating them with new customers.

Management Commentary

“We are extremely pleased with our progress in 2016,” commented Scott Bibaud, President and CEO. “Our level of customer activity has never been stronger or broader than it is currently. We are now in various phases of engagement with over 30% of the top semiconductor companies in the world. During the last quarter, we have taken major steps toward accelerating our internal MST® development, shortening customer evaluation time for our revolutionary technology, and our very strong cash position affords us runway to continue investing in our technology and developing our business for the long term,” added Mr. Bibaud.

Fourth Quarter and Year-End Financial Results

During the fourth quarter of 2016, the Company incurred a net loss of $3.4 million, or ($0.28) per share, compared to a net loss of $4.1 million, or ($3.08) per share, for the fourth quarter of 2015. Adjusted EBITDA (a non-GAAP financial measure) in the fourth quarter of 2016 was a loss of $2.1 million compared to an adjusted EBITDA loss of $1.4 million in the fourth quarter of 2015.

Net loss for the year ended December 31, 2016 was $12.6 million, or ($2.22) per share, compared to a net loss of $9.5 million, or ($7.55) per share in the year ended December 31, 2015. Adjusted EBITDA for the year ended December 31, 2016 was a loss of $7.5 million compared to an adjusted EBITDA loss of $5.1 million in 2015.

The Company had $26.7 million in cash and cash equivalents as of December 31, 2016, compared to $3.2 million as of December 31, 2015.

The total number of shares outstanding was 12,024,564 as of December 31, 2016.

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2016 Year-End and Fourth Quarter Conference Call and Webcast

Atomera will host a conference call to discuss its financial results and recent progress. Date: Tuesday, March 7, 2017

Time: 1:30 p.m. PT (4:30 p.m. ET)

Phone: 844-263-8318 (domestic); +1 (213) 358-0960 (international)

Replay: Available until March 14, 2017; 855-859-2056 (domestic); +1(404) 537-3406 (international); passcode 65012959.

Webcast: Accessible at www.atomera.com

Note about Non-GAAP Financial Measures

In addition to the unaudited results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, Atomera presents adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is determined by taking net loss and eliminating the impacts of interest, taxes, depreciation, amortization, stock-based compensation, the change in fair value of derivative liabilities, and the gain on the extinguishment of debt. Our definition of adjusted EBITDA may not be comparable to the definitions of similarly titled measures used by other companies. We believe that this non-GAAP financial measure, viewed in addition to and not in lieu of its reported GAAP results, provides useful information to investors by providing a more focused measure of operating results. This metric is used as part of the company's internal reporting to evaluate its operations and the performance of senior management. A table reconciling this measure to the comparable GAAP measure is available in the accompanying financial tables below.

About Atomera Incorporated

Atomera Incorporated has developed Mears Silicon Technology™ (“MST®”), which increases performance and power efficiency in semiconductor transistors. MST® can be implemented using equipment already deployed in semiconductor manufacturing facilities and is complementary to other nano-scaling technologies already in the semiconductor industry roadmap.

Safe Harbor

This press release contains forward-looking statements concerning Atomera Incorporated, including statements regarding the prospects for the semiconductor industry generally and the ability of our MST® technology to significantly improve semiconductor performance. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially. Among those factors are: (1) the fact that we have not yet commenced revenue producing operations or entered into a definitive agreement with regard to the licensing or commercialization of our MST technology, thus subjecting us to all of the risks inherent in a pre-revenue enterprise; (2) risks related to our ability to raise sufficient capital, as and when needed, to pursue the further development, licensing and commercialization of our MST® technology; (3) our ability to protect our proprietary technology, trade secrets and know-how, and (4) those other risks disclosed in the section “Risk Factors” included in our final prospectus dated August 5, 2016 filed with the SEC on August 8, 2016. We caution readers not to place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

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Atomera Incorporated

Condensed Balance Sheets

(in thousands)

	December 31,
	2016	2015
ASSETS

Current Assets:
Cash and cash equivalents	$26,718	$3,197
Restricted investment	–	15
Prepaid expenses and other current assets	96	48
Total current assets	26,814	3,260

Property and equipment, net	28	15
Deferred offering costs	–	145
Security deposit	37	–

Total assets	$26,879	$3,420

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

Current liabilities:
Accounts payable	$353	$301
Accrued expenses	168	131
Accrued payroll related expenses	510	14
Senior secured convertible promissory notes payable, net	–	16,095

Total liabilities	1,031	16,541

Commitments and contingencies	–	–

Stockholders’ equity (deficiency):
Preferred stock, $0.001 par value, authorized 2,500 shares; none issued and outstanding at December 31, 2016 and 2015	–	–
Common stock, $0.001 par value, authorized 47,500 shares; 12,025 shares issued and outstanding at December 31, 2016 and 1,617 issued and outstanding as of December 31, 2015	12	2
Additional paid-in capital	121,833	70,452
Subscription receivable	–	(188)
Accumulated deficit	(95,997)	(83,387)
Total stockholders’ equity (deficiency)	25,848	(13,121)

Total liabilities and stockholders’ deficit	$26,879	$3,420

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Atomera Incorporated

Condensed Statements of Operations

(in thousands, except per share data)

	Three Months ended December 31, (unaudited)		Twelve Months ended December 31,
	2016	2015	2016	2015
Operating Expenses:
Research and development	$1,236	$492	$3,993	$2,022
General and administrative	1,736	960	5,105	3,441
Selling and marketing	462	18	901	36
Total operating expenses	$3,434	$1,470	$9,999	$5,499

Loss from operations	(3,434)	(1,470)	(9,999)	(5,499)

Other income/(expense):
Interest income	21	–	29	5
Interest expense	–	(567)	(2,640)	(1,930)
Loss on settlement of options and warrants	–	(2,089)	–	(2,089)
Total other expense, net	21	(2,656)	(2,611)	(4,014)

Net loss:	$(3,413)	$(4,126)	$(12,610)	$(9,513)

Net loss per common share, basic and diluted	$(0.28)	$(3.08)	$(2.22)	$(7.55)

Weighted average number of common shares outstanding, basic and diluted	12,025	1,338	5,682	1,260

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Atomera Incorporated

Reconciliation to Non-GAAP Adjusted EBITDA

(Unaudited)

(in thousands)

	Three Months ended December 31,		Twelve Months ended December 31,
	2016	2015	2016	2015
Net loss (GAAP):	$(3,413)	$(4,126)	$(12,610)	$(9,513)
Add (subtract) the following items:
Interest income	(21)	–	(29)	(5)
Interest expense	–	567	2,640	1,930
Depreciation and amortization	5	3	15	10
Loss on settlement of options & warrants	–	2,089	–	2,089
Stock-based compensation	1,328	57	2,468	431
Adjusted EBITDA (non-GAAP)	$(2,101)	$(1,410)	$(7,516)	$(5,058)

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